CONSENT OF INDEPENDANT ACCOUNTANTS


     We consent to the inclusion in Amendment No. 2 to Form S-3 (333-72459) of Citicorp Mortgage Securities, Inc. of our report dated February 2, 1999 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".


                                        PricewaterhouseCoopers LLP


April 30, 1999